UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2008

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11860	04-3144936

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Avenue, Campbell, CA	95008
_______________________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 866-8300

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On July 1, 2008, Focus Enhancements, Inc. (the “Company” or “Focus”) filed an 8-K announcing that on June 25, 2008, the Company had entered into a purchase agreement (“the Agreement”) for the purchase of certain intellectual property rights for a prototype audio product chipset developed by AudioMojo, Inc. and currently owned by Hallo Development Co., LLC (“Hallo”). Such filing also included details of the consideration paid and certain terms of the Agreement.

On July 2, 2008, Focus Enhancements, Inc. issued a press release describing among other things, the Agreement, and 2008 financial guidance. The information related to our expected future performance in this press release attached hereto as Exhibit 99.1 is being furnished under Item 7.01 of this Form 8-K and is not deemed filed for purposes of Section 18 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Focus Enhancements, Inc. press release, “Focus Enhancements Enters Agreement to Purchase Wireless Audio IP” dated July 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date:  July 2, 2008                                         By: /s/ Gary L. Williams
                    Gary L. Williams
                    Vice President of Finance and ChiefFinancial Officer